Exhibit 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
April 27, 2011	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Announces First Quarter Profits

HOUSTON, April 27, 2011 - Cabot Oil & Gas Corporation (NYSE: COG) today reported that for the first quarter of 2011 the Company posted net income of $12.9 million, or $0.12 per share, cash flow from operations of $91.2 million and discretionary cash flow of $108.6 million. This compares to the first quarter of 2010 when the Company announced $28.7 million, or $0.28 per share, of net income, $116.1 million for cash flow from operations and $131.4 million of discretionary cash flow.

After eliminating the impact of selected items (detailed in the attached tables), the net income comparisons would have been $20.7 million, or $0.20 per share, for 2011 versus $30.6 million, or $0.30 per share, in 2010. The selected items are comprised of gains and losses related to the sale of assets, stock compensation and derivatives in both periods, along with pension termination related expenses in 2011.

The relative comparisons between quarterly periods were once again driven by lower natural gas and oil price realizations somewhat offset by higher production volumes from both natural gas and oil. Natural gas price realizations were $4.68 per Mcf in 2011 versus $6.71 per Mcf in 2010 for the quarter comparison. This year’s quarter experienced a $0.37 per Mcf pick-up from the Company’s natural gas hedge position, where last year’s impact was $1.12 per Mcf. While oil comprises a small portion of Cabot’s production, the hedge per unit impact lowered the realized price by $1.42 per barrel for the first quarter 2011 versus an increase of $22.36 per barrel in the first quarter 2010. The realized price of $87.15 per barrel was 11 percent below last year’s first quarter.

“Even with these significant price reductions between first quarters, we were able to hold production revenue essentially flat,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “This is on the strength of the positive news coming out of the quarter of 41 percent growth in equivalent production volumes between first quarters, at the top end of equivalent guidance.” The Company reported equivalent volumes of 37.7 Bcfe for 2011. “We still remain constrained on takeaway in the north region but with visibility for significant infrastructure commissioning in the near-term,” added Dinges. “Last year at this time we had a first quarter exit rate in Marcellus of 107 Mmcf gross per day. This year, our Marcellus production exit rate for the first quarter is 320 Mmcf gross per day.”

1

Effective in 2011, the Company began reflecting the financial impact of its transportation and gathering arrangements in operating expenses. With the advent of a new third party aggregate for Marcellus, the significant firm transportation arrangements and the growing production base, the magnitude of these categories warranted detailed disclosure. Historically, the total cost of this category was small and captured in Cabot’s realized price calculation. Going forward these costs will all be captured, company-wide, in this new expense line, and realized prices will be higher. From a net perspective, there is no impact to the bottom line, just additional details on the income statement.

“With the higher level of production and only a slight trend upward in expenses due to our activity, we were able to reduce unit costs, including financing, by $1.42 per Mcfe or by about 22 percent over last year’s first quarter,” commented Dinges.

“Additionally, this year appears to be shaping up as another year of $4.00 to $5.00 natural gas prices, and as such, we have to maintain our discipline around our total investment level, which remains at $600 million.”

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s first quarter financial and operating results discussion with financial analysts on Thursday, April 28, 2011 at 9:30 a.m. EDT (8:30 a.m. CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 59961803. The replay will be available through Saturday, April 30, 2011. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer with its entire resource base located in the continental United States. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

2

CABOT OIL & GAS RESULTS — Page 3

OPERATING DATA

	Quarter Ended
	March 31,
	2011	2010

PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
North	27.1	14.4
South	9.3	11.0

Total	36.4	25.4

Crude/Condensate/Ngl
North	21.0	23.0
South	205.0	194.0

Total	226.0	217.0

Equivalent Production (Bcfe)	37.7	26.7

PRICES
Average Produced Gas Sales Price ($/Mcf)
North	$4.62	$5.80
South	$4.85	$7.91
Total (1)	$4.68	$6.71

Average Crude/Condensate Price ($/Bbl)
North	$90.45	$68.04
South	$86.87	$100.86
Total (1)	$87.15	$97.40

WELLS DRILLED
Gross	24	24
Net	17	20
Gross Success Rate	100%	96%

(1)	These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended
	March 31,
	2011	2010
Realized Impacts to Gas Pricing	$0.37	$1.12
Realized Impacts to Oil Pricing	$(1.42)	$22.36

CABOT OIL & GAS RESULTS — Page 4

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended
	March 31,
	2011	2010
Operating Revenues
Natural Gas	$170,098	$169,870
Brokered Natural Gas	18,408	24,873
Crude Oil and Condensate	18,592	19,982
Other	1,928	1,620

	209,026	216,345
Operating Expenses
Brokered Natural Gas Cost	15,362	21,268
Direct Operations	27,007	22,983
Exploration	6,308	8,426
Transportation and Gathering	12,868	3,789
Depreciation, Depletion and Amortization	77,124	73,498
General and Administrative (excluding Stock-Based Compensation)	16,161	12,522
Stock-Based Compensation (1)	8,138	3,224
Taxes Other Than Income	8,151	10,805

	171,119	156,515
Gain (Loss) on Sale of Assets	(1,517)	759

Income from Operations	36,390	60,589
Interest Expense and Other	17,367	14,912

Income Before Income Taxes	19,023	45,677
Income Tax Expense	6,137	16,981

Net Income	$12,886	$28,696

Earnings Per Share - Basic	$0.12	$0.28
Weighted Average Common Shares Outstanding	104,144	103,794

(1)

Includes the impact of the Company’s performance share awards and restricted stock amortization as well as expense related to stock options and stock appreciation rights. Also includes expense for the Supplemental Employee Incentive Plans.

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	March 31, 2011	December 31, 2010
Assets
Current Assets	$161,538	$203,008
Property, Equipment and Other Assets	3,886,869	3,802,023

Total Assets	$4,048,407	$4,005,031

Liabilities and Stockholders’ Equity
Current Liabilities	$241,702	$303,835
Long-Term Debt, excluding Current Maturities	1,055,000	975,000
Deferred Income Taxes	722,369	714,953
Other Liabilities	143,316	138,543
Stockholders’ Equity	1,886,020	1,872,700

Total Liabilities and Stockholders’ Equity	$4,048,407	$4,005,031

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended March 31,
	2011	2010
Cash Flows From Operating Activities
Net Income	$12,886	$28,696
Unrealized (Gain) Loss on Derivatives	(17)	587
Income Charges Not Requiring Cash	87,180	78,776
Loss (Gain) on Sale of Assets	1,517	(759)
Deferred Income Tax Expense	6,543	15,716
Changes in Assets and Liabilities	(17,389)	(15,345)
Exploration Expense	493	8,426

Net Cash Provided by Operations	91,213	116,097

Cash Flows From Investing Activities
Capital Expenditures	(203,169)	(235,403)
Proceeds from Sale of Assets	5,043	803

Net Cash Used in Investing	(198,126)	(234,600)

Cash Flows From Financing Activities
Net Increase in Debt	80,000	110,000
Dividends Paid	(3,122)	(3,112)
Other	(1,018)	(38)

Net Cash Provided by Financing	75,860	106,850

Net Increase / (Decrease) in Cash and Cash Equivalents	$(31,053)	$(11,653)

CABOT OIL & GAS RESULTS — Page 6

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2011	2010
As Reported—Net Income	$12,886	$28,696
Reversal of Selected Items, Net of Tax:
(Gain) Loss on Sale of Assets	941	(474)
Stock-Based Compensation Expense	5,046	2,015
Pension Expense (1)	1,872	—
Unrealized Loss (Gain) on Derivatives (2)	(11)	367

Net Income Excluding Selected Items	$20,734	$30,604

As Reported - Earnings Per Share	$0.12	$0.28
Per Share Impact of Reversing Selected Items	0.08	0.02

Earnings Per Share Including Reversal of Selected Items	$0.20	$0.30

Weighted Average Common Shares Outstanding	104,144	103,794

(1)

On July 28, 2010, the Company notified its employees of its plan to terminate its qualified and non-qualified pension plans, effective September 30, 2010. This amount represents pension expenses related to the plan terminations and expenses related to the acceleration of amortization of prior service costs and actuarial losses over the expected amortization period until final distribution of assets from each plan. Pension expense is included in General and Administrative Expense in the Condensed Consolidated Statement of Operations.

(2)

This unrealized loss (gain) is included in Natural Gas Revenues in the Condensed Consolidated Statement of Operations and represents the mark to market change related to the Company’s natural gas basis swaps.

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended March 31,
	2011	2010
Discretionary Cash Flow
As Reported - Net Income	$12,886	$28,696
Plus / (Less):
Unrealized Loss (Gain) on Derivatives	(17)	587
Income Charges Not Requiring Cash	87,180	78,776
Loss (Gain) on Sale of Assets	1,517	(759)
Deferred Income Tax Expense	6,543	15,716
Exploration Expense	493	8,426

Discretionary Cash Flow	108,602	131,442
Changes in Assets and Liabilities	(17,389)	(15,345)

Net Cash Provided by Operations	$91,213	$116,097

Net Debt Reconciliation

(In thousands)

	March 31, 2011	December 31, 2010

Long-Term Debt	$1,055,000	$975,000
Stockholders’ Equity	1,886,020	1,872,700

Total Capitalization	$2,941,020	$2,847,700

Total Debt	$1,055,000	$975,000
Less: Cash and Cash Equivalents	(24,896)	(55,949)

Net Debt	$1,030,104	$919,051

Net Debt	$1,030,104	$919,051
Stockholders’ Equity	1,886,020	1,872,700

Total Adjusted Capitalization	$2,916,124	$2,791,751
Total Debt to Total Capitalization Ratio	35.9%	34.2%
Less: Impact of Cash and Cash Equivalents	0.6%	1.3%

Net Debt to Adjusted Capitalization Ratio	35.3%	32.9%